Exhibit 10.28

AMENDMENT TO LICENSE AND ASSIGNMENT AGREEMENT

This Amendment to License and Assignment Agreement (this “Amendment”) is effective as of April 11, 2013, and is between ND Partners, LLC, a Delaware limited liability company (“ND Partners”), and Cormedix, Inc., a Delaware corporation (“Cormedix”).

WHEREAS, ND Partners and Cormedix are parties to a License and Assignment Agreement dated January 30, 2008, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual obligations and covenants set out herein and for good consideration the parties agree as follows:

1.          All capitalized terms used in the Agreement will have the same meaning where used in this Amendment.

2.          Under Article 6 Fees and Other Consideration of the Agreement pursuant to Section 6.1.2, Cormedix is obligated to make a milestone payment of $500,000 to ND Partners upon the first issuance of a CE Marking for a licensed product. Under Section 6.4 Time for Payment, such payment is payable to ND Partners within Thirty (“30”) days after the achievement of such issuance. Notwithstanding anything to the contrary in the Agreement, the parties hereby agree to delay such milestone payment to a time, chosen by Cormedix, anytime within Twelve (“12”) months after the achievement of such issuance.

3.          In consideration of the above amendment, Cormedix will promptly issue ND Partners a warrant (the “Warrant”) to purchase 125,000 shares of the common stock of Cormedix at an exercise price of $1.50 per share. The Warrant shall be of the form issued in the Convertible Preferred Stock issuance recently completed by Cormedix and filed with the SEC on Form 8-K on February 19, 2013, Exhibit 4.13 (http://www.sec.gov/Archives/edgar/data/1410098/000114420413009850/v335531_ex4-13.htm), except that the beneficial ownership limitation of Section 2(e) shall not be included in the Warrant.

4.          In the event of a conflict or inconsistency between this Amendment and the Agreement, the applicable terms and conditions of this Amendment shall prevail. All terms and conditions of the Agreement that are not amended herein shall remain unchanged and in full force and effect.

5.          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. In addition, this document may be executed by facsimile, and the parties agree that facsimile copies of signatures shall have the same effect as original signatures.

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above written.

ND PARTNERS, LLC		CORMEDIX, INC.

By:	/s/ Anastasios Paratestas	By:	/s/ Randy Milby

Name:	Anastasios Paratestas	Name:	Randy Milby

Title:	Manager of Managing Member	Title:	Chief Executive Officer